UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAVIUM NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0558625
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Cavium Networks, Inc.

805 East Middlefield Road

Mountain View, California 94043

(Address of Principal Executive Offices) (Zip Code)

2007 Equity Incentive Plan

(Full title of the plan)

Vincent P. Pangrazio

Senior Vice President and General Counsel

Cavium Networks, Inc.

805 East Middlefield Road

Mountain View, California 94043

(Name, and Address of Agent For Service)

(650) 623-7000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,316,916 shares	$44.705	$103,577,729.78	$12,025.38

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Registrant’s 2007 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on May 5, 2011, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,316,916 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2007 Equity Incentive Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on May 18, 2007, March 27, 2008, May 7, 2009, and May 7, 2010 (File Nos. 333-143094, 333-149932, 333-159031, and 333-166651) are incorporated by reference herein.

EXHIBITS

Exhibit Number

4.1(1)	Form of the Registrant’s Common Stock Certificate

4.2(2)	Amended and Restated Certificate of Incorporation

4.2(3)	Amended and Restated Bylaws

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(4)	2007 Equity Incentive Plan

(1)	Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A (No. 333-140660), filed with the Commission on April 24, 2007, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (No. 001-33435), filed with the Commission on March 2, 2009, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1/A (No. 333-140660), filed with the Commission on April 13, 2007, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K (No. 001-33435), filed with the Commission on March 2, 2009, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 6, 2011.

CAVIUM NETWORKS, INC.

By:	/s/ SYED ALI
Syed Ali
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SYED ALI and ARTHUR CHADWICK, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SYED ALI Syed Ali	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2011

/s/ ARTHUR CHADWICK Arthur Chadwick	Chief Financial Officer, Vice President of Finance and Administration and Secretary (Principal Financial and Accounting Officer)	May 6, 2011

/s/ SANJAY MEHROTRA Sanjay Mehrotra	Director	May 6, 2011

/s/ ANTHONY PANTUSO Anthony Pantuso	Director	May 6, 2011

/s/ C.N. REDDY C.N. Reddy	Director	May 6, 2011

/s/ ANTHONY THORNLEY Anthony Thornley	Director	May 6, 2011

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Form of the Registrant’s Common Stock Certificate

4.2(2)	Amended and Restated Certificate of Incorporation, currently in effect

4.2(3)	Amended and Restated Bylaws, currently in effect

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(4)	2007 Equity Incentive Plan

(1)	Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A (No. 333-140660), filed with the Commission on April 24, 2007, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (No. 001-33435), filed with the Commission on March 2, 2009, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1/A (No. 333-140660), filed with the Commission on April 13, 2007, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K (No. 001-33435), filed with the Commission on March 2, 2009, and incorporated by reference herein.